TRANSFER AGENCY CONTRACT
                                     BETWEEN
                             GT GLOBAL SERIES TRUST
                                       AND
                        GT GLOBAL INVESTOR SERVICES, INC.


         This Transfer Agency Contract ("Contract") is made as of August ____, 1997 between GT Global Series Trust ("Trust"), a Massachusetts business trust, and GT Global Investor Services, Inc. ("GT"), a California corporation.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company;

         WHEREAS, GT Global New Dimension Fund ("New Dimension Fund") has been established as the initial series of the Trust;

         WHEREAS, the Trust may from time to time in the future establish one or more additional series, each organized as a separate and distinct series of shares of beneficial interest in the Trust (the Trust's existing series and any series as hereafter may be established are referred to in this Contract as the "Funds," and may singly be referred to as the "Fund"); and

         WHEREAS, the Trust desires to retain GT to act as transfer agent and dividend disbursing agent to the Funds, and GT is willing to act in such capacities;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         I.       APPOINTMENT
                  -----------

         The Trust hereby appoints GT to act as transfer agent and dividend disbursing agent of the Funds for the period and on the terms set forth in this Contract. GT accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         II.      DEFINITIONS
                  -----------

         As used in this Contract, the following terms shall have the definition ascribed to them in this Paragraph.

         (A) "Agent" means a broker, dealer or other agent authorized to act on behalf of a Shareholder in transactions involving Shares.

         (B) "Agent Firm" means an investment, stock brokerage or other business firm employing an Agent.

         (C) "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees, the President or any Vice President of the Trust to give Oral and Written Instructions on behalf of the Trust. The Trust will provide to GT and keep current a written list of all Authorized Persons.

         (D) "Custodian" means the custodian or custodians employed by the Trust to maintain custody of the Funds' assets.

         (E) "Distributor" means the principal underwriter of the Shares of the Funds.

         (F) "Governing Corporate Documents" means the Declaration of Trust, By-laws and other applicable governing corporate documents of the Trust, all as may be amended from time to time.

         (G) "Oral Instructions" means oral instructions actually received by GT from an Authorized Person or from a person reasonably believed by GT to be an Authorized Person.

         (H)  "Prospectus"   means  the  current  prospectus  and  statement  of
additional information of a Fund, taken together.

         (I) "Shares" means shares of common stock of a Fund.

         (J) "Shareholder" means the owner of Shares.

         (K) "Written Instructions" means written instructions delivered by hand, mail, tested telegram or telex, cable, or facsimile sending device, received by GT and signed by an Authorized Person.

         III.     AUTHORIZED AND REGISTERED SHARES
                  --------------------------------

         (A) As of the date of this Contract, the Trust represents that an unlimited number of Shares of the Funds are authorized for issuance under the Trust's Declaration of Trust, as amended. The Trust agrees to keep GT apprised, to the extent necessary for GT to adequately perform its duties hereunder, of the number of Shares of the Funds authorized for issuance.

         IV.      COMPLIANCE   BY  GT  WITH   GOVERNING   CORPORATE   DOCUMENTS,
                  PROSPECTUS AND APPLICABLE LAW AND REGULATION
                  --------------------------------------------------------------

         All of GT's actions in fulfilling its responsibilities under this Contract shall be made in accordance with the Prospectus, the Governing Corporate Documents, the rules and regulations of the Securities and Exchange Commission and the laws and regulations of the State of Massachusetts relating to the issuance and transfer of securities such as the Shares.



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

         V.       RECORDS
                  -------
         (A) GT shall maintain records of the accounts for each Shareholder which include the following information with respect to each Fund:

                   (1) name, address and United States Taxpayer Identification Number;

                   (2) number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                   (3) historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price of all transactions in a Shareholder's account;

                   (4)  any  stop  or   restraining   order  placed   against  a
Shareholder's account;

                   (5) any correspondence relating to the current maintenance of a Shareholder's account;

                   (6) information with respect to all tax withholdings; and

                   (7) any information required to enable GT to perform any calculations contemplated or required by this Agreement or that may reasonably be requested by the Trust.

         (B) The books and records pertaining to the Trust which are in the possession of GT shall be the property of the Trust. GT shall prepare and maintain in complete and accurate form all books and records necessary for it to serve as transfer agent, dividend disbursing agent and shareholder servicing agent to the Trust, including (a) all those records required to be prepared and maintained by the Trust under the 1940 Act, by other applicable securities laws, rules and regulations and by state laws and (b) such books and records as are necessary for GT to perform all of the services it agrees to provide in this Agreement. The Trust or its authorized representatives shall have access to such books and records at all times during GT's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by GT to the Trust or its authorized representatives, at the Trust's expense.

         VI.      TRANSACTIONS NOT REQUIRING INSTRUCTIONS
                  ---------------------------------------

         In the absence of contrary Written Instructions, GT is authorized to take the following actions in providing services under this Contract, all in accordance with the provisions of the Prospectus:

         (A)      SHARE TRANSACTIONS -- UNCERTIFICATED SHARES
                  -------------------------------------------

                  (1) ISSUANCE OF SHARES. Upon receipt by GT of a purchase order for Shares from the Distributor, upon the further receipt by GT of sufficient


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

information   necessary  to  enable  GT  to  establish  an  account,  and  after confirmation of receipt of payment for such Shares, GT shall create an account and issue and credit Shares to such account.

                  (2) TRANSFERS OF SHARES. When the Distributor, a Shareholder or a Shareholder's Agent provides GT with instructions to transfer Shares on the books of a Fund, and GT further receives such documentation as is necessary to process the transfer, GT shall transfer the registration of such Shares and if necessary deliver them pursuant to such instructions.

                  (3) REDEMPTIONS. Upon receipt of a redemption order from the Distributor, a Shareholder or a Shareholder's Agent, GT shall redeem the number of Shares indicated thereon from the redeeming Shareholder's account and receive from the pertinent Fund's custodian and disburse to the redeeming Shareholder or the Shareholder's Agent, if so instructed, the redemption proceeds therefor.

         (B)      SHARE TRANSACTIONS -- CERTIFICATED SHARES
                  -----------------------------------------

                  (1) The Trust shall supply GT with a sufficient supply of certificates representing Shares, in the form approved from time to time by the Board of Trustees or officers of the Trust, and, from time to time, shall replenish such supply upon the request of GT. Certificates shall be properly executed, manually or by facsimile signature, by the duly authorized officers of the Trust. Notwithstanding the death, resignation or removal of any officer of the Trust, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to Shareholders until GT is otherwise directed.

                  (2) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by a surety company approved by GT.

                  (3) Upon receipt of written instructions from a Shareholder or a Shareholder's Agent of uncertificated Shares for a certificate in the number of shares in the Shareholder's account, GT shall issue the requested certificate and deliver it to the Shareholder in accordance with the Shareholder's instructions.

                  (4) GT shall process all orders for the purchase, transfer, redemption and exchange of certificated Shares in the same fashion as it processes such orders for uncertificated Shares, as specified in subparagraph VI(A) of this Contract, provided that, as specified in the Prospectus, GT receives properly executed and completed certificates and stock power transfers or similar documents necessary to effectuate the contemplated transaction.

                  (5) Upon receipt of certificates, which shall be in proper form for transfer, together with Shareholder's instructions to hold such certificates for safekeeping, GT shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the Shareholder upon the transfer books.

         (C)  SPECIAL   INVESTMENT  AND  WITHDRAWAL   PLANS.  GT  shall  process
transactions of Shareholders participating in any special investment and/or withdrawal plans or programs established by the Trust or the Distributor with respect to Shares, such as automatic investment plans, systematic withdrawal plans and dollar cost averaging investing programs, in accordance with the terms of such plans or programs as provided to GT by the Trust or the Distributor.

         VII.  RELIANCE BY GT ON INSTRUCTIONS
               ------------------------------
         Unless otherwise provided in this Contract, GT shall act only upon Oral or Written Instructions (collectively, "Instructions"). GT shall be entitled to rely upon any Instructions actually received by it under this Contract. The Trust agrees that GT shall incur no liability to the Trust in acting upon Instructions given to GT hereunder, provided that such Instructions reasonably appear to have been received from an Authorized Person.

         VIII.  DIVIDENDS AND DISTRIBUTIONS
                ---------------------------

         (A) The Trust shall furnish GT with appropriate evidence of action by the Trust's Board of Trustees declaring dividends and distributions and authorizing their payment as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, in accordance with the instructions in proper form from a Shareholder and the provisions of the Governing Corporate Documents and Prospectus, GT shall issue and credit the account of the Shareholder with Shares or pay such dividends or distributions to the Shareholder in cash, upon the election of the Shareholder as provided for in the Prospectus. In lieu of receiving from the Custodian and paying to Shareholders cash dividends or distributions, GT may arrange for the direct payment of cash dividends and distributions to Shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, GT and the Custodian.

         (B) GT shall prepare and file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to Shareholders, such returns and information relating to dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Trust, GT shall mail certain requests for Shareholders' certifications under penalties of perjury of taxpayer identification numbers and/or other information and pay on a timely basis to the appropriate Federal authorities any taxes withheld on dividends and distributions paid by a Fund, all as required by applicable Federal tax laws and regulations.

         IX.      COMMUNICATIONS WITH SHAREHOLDERS
                  --------------------------------

         (A) COMMUNICATIONS TO SHAREHOLDERS. GT will address and mail all communications by the Trust to the shareholders of the Funds, including reports to Shareholders, confirmations of purchases and sales of Shares, periodic account statements, dividend and distribution notices and proxy materials for


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

meetings of shareholders. GT will receive and tabulate the proxy cards for meetings of Shareholders, and, if requested by the Trust, attend meetings of Shareholders for purposes of reporting on and certifying such tabulations.

         (B) CORRESPONDENCE. GT will answer such correspondence from Shareholders, Agents and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon by GT and the Trust.

         X.       OTHER ONGOING SERVICES
                  ----------------------

         As requested by the Trust, GT shall also provide the following services on an ongoing basis:

         (A) Furnish to the Trust or its designated agent such state-by-state registration reports reasonably necessary to enable the Trust to keep current the registration of each class of shares with state securities authorities.

         (B) Provide toll-free phone lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity.

         (C) File with the Internal Revenue Service such information on behalf of each Shareholder as is required by law.

         (D) Provide the Trust with Shareholder lists and such statistical information as the Trust reasonably may request.

         (E) Provide the Custodian with such information as the Trust and the Custodian reasonably may request.

         (F) Mail duplicate confirmations and/or statements to Agents with respect to their clients' accounts and transactions in Shares, whether such transactions were executed through such Agents or directly through GT.

         (G) Provide detail for confirmations and/or statements to be provided to Shareholders by Agent Firms, and provide such other Shareholder accounting information to Agent Firms as may be agreed upon between the Trust and GT.

         (H) Provide to the Custodian timely notification of Share transactions and such other information as may be agreed upon from time to time by the Trust, GT and the Custodian.

         XI.      COOPERATION WITH ACCOUNTANTS
                  ----------------------------

         GT shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Contract to assure that all necessary information is made available to such accountants for the timely expression of their opinion with respect to the financial statements of the Fund.

         XII.     CONFIDENTIALITY
                  ---------------

         GT agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Funds and their prior, present or potential Shareholders, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld when GT may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

         XIII.  COMPENSATION
                ------------

         Fees payable under this Contract shall be set forth in writing and attached hereto as Schedule A.

         XIV.      STANDARD OF CARE
                   ----------------
         (A) In the performance of its duties hereunder, GT shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy and completeness of all services provided under this Contract.

         (B) GT shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by GT in writing.

         (C) GT shall be responsible and liable for all losses, damages and costs (including reasonable attorneys fees) incurred by the Trust which is due to or caused by GT's negligence in the performance of its duties under this Contract or for GT's negligent failure to perform such duties as are specifically ascribed to GT in this Contract; provided that, to the extent that duties, obligations and responsibilities are not expressly set forth in this Contract, GT shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of GT or reckless disregard by GT of such duties, obligations and responsibilities.

         (D) Without limiting the generality of the foregoing subparagraphs of this Paragraph XIV or of any other provision of this Contract, in connection with GT's duties under this Contract GT shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of:

                  (1) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Contract, if any, and which GT reasonably believes to be genuine;

         or

                  (2)  delays or errors or loss of data  occurring  by reason of circumstances beyond GT's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown,


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

earthquake, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         XV.      RECEIPTS OF ADVICE
                  ------------------

         (A) ADVICE OF THE TRUST. If GT is in doubt as to any action to be taken or omitted by it, GT may request and shall receive from the Trust directions or advice, including Oral or Written Instructions where appropriate.

         (B) ADVICE OF COUNSEL. If GT is in doubt as to any question of law involved in any action to be taken or omitted by it, GT may request advice from counsel of its own choosing (who may also be counsel for the Trust, the Distributor and/or the investment adviser of the Trust).

         (C) CONFLICTING ADVICE. In case of conflict between directions, advice or Oral or Written Instructions received by GT pursuant to subparagraph (A) of this Paragraph and advice received by GT pursuant to subparagraph (b) of this Paragraph, GT shall be entitled to rely on and follow the advice received pursuant to subparagraph (B) alone.

         (D)      PROTECTION OF GT
                  ----------------

                  (1) GT shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (A) or (B) of this Paragraph which GT, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be.

                  (2) Notwithstanding the foregoing, nothing in this Paragraph shall be constructed as imposing upon GT any obligation (a) to seek such directions, advice or Oral or Written Instructions, or (b) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Contract, the same is a condition to GT's properly taking or omitting to take such actions.

         XVI.     INDEMNIFICATION OF GT
                  ---------------------

         The Trust agrees to indemnify and hold harmless GT and its nominees and sub-contractors, if any, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, the Commodities Exchange Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which GT takes or does or omits to take or do:

               (A) at the request or on the direction of or in reliance upon the advice of the Trust;

               (B) upon Oral or Written Instructions; or



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

               (C) in the performance by GT or its responsibilities under this Contract;

PROVIDED that GT shall not be indemnified against any liability to the Trust or the Shareholders (or any expenses incident to such liability) arising out of GT's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Contract.

         XVII.  INDEMNIFICATION OF THE TRUST
                ----------------------------

         GT agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, the Commodities Exchange Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission of GT that does not meet the standard of care to which GT is subject under Paragraph XIV of this Contract.

         XVIII.  LIMITATION OF LIABILITY OF SHAREHOLDERS AND
                 TRUSTEES OF THE TRUST
                 -------------------------------------------

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the pertinent Fund(s), as provided in the Trust's Declaration of Trust, as amended. The execution and delivery of this Contract have been authorized by the Trustees of the Trust, and this Contract has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the pertinent Fund(s), as provided in the Trust's Declaration of Trust, as amended.

         XIX.  DURATION AND TERMINATION
               ------------------------

         This  Contract   shall   continue  with  respect  to  each  Fund  until
termination with respect to that Fund by the Trust or GT on sixty (60) days' prior written notice.

         XX.  REGISTRATION AS A TRANSFER AGENT

         GT represents that it is currently registered as a transfer agent with the Securities and Exchange Commission, and that it will remain so registered for the duration of this Contract. GT agrees that it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should GT fail to be registered with the Securities and Exchange Commission as a transfer agent at any time during the term of this Contract, the Trust may immediately terminate this Contract, upon written notice to GT.

         XXI.  NOTICES
               -------
         All notices and other communications hereunder, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices with respect to a party shall be directed to such address as may from time to time be designated by that party to the other.

         XXII.  FURTHER ACTIONS
                ---------------
         Each party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes of this Contract.

         XXIII.  AMENDMENTS
                 ----------
         This Contract or any part hereof may be amended only by an instrument in writing signed by both parties hereto.

         XXIV.  COUNTERPARTS
                ------------

         This Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         XXV.  MISCELLANEOUS
               -------------

         This Contract embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement or agreements with respect to such matters that this Contract provides may be later agreed to by and between the parties from time to time. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Contract shall be governed by and construed in accordance with California law. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated below on the day and year first written above.

                                            GT GLOBAL SERIES TRUST



Attest: ___________________                 By: ______________________________



                                            GT GLOBAL INVESTOR
                                            SERVICES, INC.



Attest: __________________                  By: ______________________________





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